UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 23, 2018

MYND ANALYTICS, INC.

(Exact name of Company as specified in its charter)

Delaware	001-35527	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

26522 La Alameda, Suite 290

Mission Viejo, CA 92691

(Address of principal executive offices)

(949) 420-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 23, 2018, MYnd Analytics, Inc. (the "Company") received a letter from The Nasdaq Stock Market ("Nasdaq") indicating that the Company was not compliant with the minimum stockholders' equity requirement under Nasdaq Listing Rule 5550(b)(1) for continued listing on The Nasdaq Capital Market because the Company's stockholders' equity, as reported in the Company's Quarterly Report on Form 10-Q for the period ended December 31, 2017, was below the required minimum of $2.5 million. Further, as of February 22, 2018, the Company did not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations. This notice of noncompliance has had no immediate impact on the continued listing or trading of the Company’s common stock on The Nasdaq Capital Market.

Under Nasdaq Listing Rule 5810(c)(2), the Company has 45 calendar days, or until April 9, 2018, to submit a plan to regain compliance. If Nasdaq accepts the plan, Nasdaq may grant an extension of up to 180 calendar days from the date of the abovementioned letter, or August 22, 2018, for the Company to provide evidence of compliance. If Nasdaq does not accept the Company’s plan, Nasdaq will notify the Company that its common stock is subject to delisting. The Company will have the opportunity to appeal that decision to a Nasdaq hearings panel.

The Company intends to submit a compliance plan to Nasdaq on or before the April 9, 2018 deadline. There can be no assurance that Nasdaq will accept the compliance plan or, if accepted, that the Company will be able to regain compliance with the stockholders’ equity requirement or meet the alternatives of market value of listed securities or net income from continuing operations, or otherwise maintain compliance with the other listing requirements.

Item 5.08	Shareholder Director Nominations.

2018 Annual Meeting of Stockholders

The Company has determined that the Company's 2018 Annual Meeting of Stockholders (the "Annual Meeting") will be held on April 4, 2018. The meeting date disclosed previously in the Company's Form 8-K filed on January 22, 2018 is no longer applicable.

Stockholder Proposals and Director Nominations

Because the Annual Meeting will be held more than 30 days from the anniversary date of the Company's last annual meeting of stockholders, the deadlines for stockholder proposals and director nominations for consideration at the Annual Meeting set forth in the Company's definitive proxy statement filed with the SEC on July 27, 2017 no longer apply. The deadlines set forth previously in the Company's Form 8-K filed on January 22, 2018 also no longer apply. If a stockholder of the Company intends to nominate a person for election to the Board of Directors of the Company or to propose other business for consideration at the Annual Meeting, including any proposal made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the deadline for submitting the notice of such nomination or stockholder proposal, including any notice on Schedule 14N, is the close of business on March 1, 2018. Any notice should be delivered to 26522 La Alameda, Suite 290, Mission Viejo, CA 92691, Attention: Corporate Secretary. Any stockholder proposal or director nomination received after March 1, 2018 will be considered untimely and will not be included in the Company's proxy materials for the Annual Meeting nor will it be considered at the Annual Meeting. Any stockholder proposal or director nomination must also comply with the requirements of Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the Company's By-Laws, as applicable.

Item 7.01	Regulation FD Disclosure.

The Company has updated its investor presentation (the “Presentation”), which its senior management intends to use from time to time when interacting with investors and analysts, among others. The Company has posted the Presentation to its website. The Presentation may be accessed by going to the Company’s investor relations website at https://ir.myndanalytics.com/presentations and clicking on “Investor Presentation”. The Presentation is also attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Items 7.01 and 9.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Investor Presentation

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYnd Analytics, Inc.

	By:	/s/ Donald D'Ambrosio
February 23, 2018		Donald D'Ambrosio
Chief Financial Officer